                                                                   EXHIBIT 10.13

                       ORANGE AND ROCKLAND UTILITIES, INC.

                               SEVERANCE PAY PLAN

                   AS AMENDED AND RESTATED ON NOVEMBER 6, 1997



SECTION 1.  PURPOSE

                  The purpose of the Orange and Rockland Utilities, Inc. Severance Pay Plan is to encourage salaried employees to make and continue careers with Orange and Rockland Utilities, Inc. by providing Eligible Employees with certain severance pay benefits as defined in Department of Labor Regulation
Section 2510.3-2(b) and as set forth in the Plan upon such Employees' Termination Of Employment for the Company's Convenience or termination following a Change in Control of the Company. This document represents both the Plan Document and the Summary Plan Description for the Plan. As such, the Appendix contains important summary plan description information about the Plan which is required by ERISA.



SECTION 2.  DEFINITIONS

                  When used herein the following terms shall have the following meanings:

                  2.1 "Board of Directors" means the Board of Directors of Orange and Rockland Utilities, Inc.

                  2.2 "Cause" means that (a) the Employee is convicted of a crime or engages in an act of moral turpitude; (b) the Employee breaches any of his or her obligations under any employment agreement governing his or her employment; (c) the Employee is grossly negligent or engages in gross misconduct while rendering services to or for the Company or any of its subsidiaries; (d) the Employee repeatedly fails to follow written Company policies or guidelines that have been expressly approved by the Company; (e) the Employee's discharge is as a result of poor or unsatisfactory performance;

or (f) where applicable, the Employee breaches any of his or her fiduciary duties as an officer or director of the Company or a subsidiary or affiliated company.

                  2.3 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (a) (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Company Common Stock, $5 par value per share (or any successor common stock) ("Shares") or the combined voting power of the Company's then-outstanding securities;

                           (ii)     the following individuals cease for any
reason to constitute a majority of the number of Directors then serving: individuals who, on April 1, 1997, constituted the Board of Directors of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on April 1, 1997 or whose appointment, election or nomination for election was previously so approved;

                           (iii)    the shareholders of the Company approve a
merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities; or

                           (iv)     the shareholders of the Company approve a
plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                  (b) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  2.4 "Company" means Orange and Rockland Utilities, Inc., and any subsidiary or affiliated company as may be specifically included by the Board of Directors for coverage under this Plan, and any successor thereto.

                  2.5 "Compensation" means an Employee's annual base salary as in effect on the last day the Employee worked for the Company or, in the case of an Involuntary Termination caused by a reduction in Compensation, the day immediately before such reduction.

                  2.6 "Employee" or "Eligible Employee" means any individual employed by the Company who has completed one Year of Service and who is not included in a unit of employees covered by a negotiated collective bargaining agreement.

                  2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

                  2.8 "Involuntary Termination" means any termination of an Employee's employment with the Company within two years after a Change in Control, either: (a) by the Company, other than for Cause, or (b) by an Employee within 180 days after any material reduction in the Employee's responsibilities, title, authority, or status, reassignment to another geographic location more than 50 miles from the Employee's place of employment, or reduction in the Employee's Compensation, but excluding in any event termination of employment by reason of retirement, death or disability.

                  2.9 "Plan" means the Orange and Rockland Utilities, Inc. Severance Pay Plan as set forth herein and as may be amended from time to time.

                  2.10 "Severance Period" means the period an Employee is entitled to receive bi-monthly severance payments in accordance with Section 3 of the Plan.

                  2.11 "Termination of Employment for the Company's Convenience" means termination of an Employee's employment by action of the Company, other than for Cause, but shall not include situations where the Employee refused a transfer or offer of employment (even if the terms and conditions of employment are not the same as the prior employment with the Company) (a) with the Company (or any of its related entities); or (b) with a buyer of stock, assets or an operation of the Company or with a resulting entity in a merger, division, consolidation or reorganization.

                  2.12 "Year of Service" means a period, commencing on or after the Employee's most recent date of hire by the Company, of 12 consecutive months during which the Employee was employed by the Company in a regular or part-time capacity. For the purpose of calculating an Employee's benefit payments under
Section 3.1, any fraction of a month shall be credited as a full month, and any fractional Year of Service in excess of at least a full Year of Service will result in a payment under Section 3.1 on a prorated basis with respect to such fractional Year of Service (subject to the overall minimums and maximums otherwise applicable).

SECTION 3.  SEVERANCE BENEFITS

                  3.1 Upon a Termination of Employment for the Company's Convenience of an Employee, and if the Employee executes an Agreement and General Release in favor of the Company in a form acceptable to the Company (including by way of illustration and not limitation, agreement not to disclose confidential information, agreement to return all property of the Company prior to leaving, agreement not to compete, and release of employment claims involving the Company and related parties, including statutory claims and protections), Employee shall be entitled to receive a severance payment or payments in an aggregate amount equal to the product obtained by multiplying (a) the Employee's Compensation, and (b) 1/52 for each week of the Employee's coverage derived from, but in no event less than the minimum nor more than the maximum set forth in, the table below (hereinafter the "Severance Period"):


If the Employee's Salary Grade   Weeks of Coverage Per Year of  Minimum           Maximum
is:                              Service
---------------------------------------------------------------------------------------------------
1 - 10                           1 1/2 Weeks                    3 Weeks           26 Weeks
---------------------------------------------------------------------------------------------------
11 - 17                          2 1/2 Weeks                    6 Weeks           40 Weeks
---------------------------------------------------------------------------------------------------
18 or Greater                    3 Weeks                        8 Weeks           52 Weeks
---------------------------------------------------------------------------------------------------


                  The Employee's right to receive severance pay under this Plan shall cease upon the earlier of (i) the expiration of his or her Severance Period; or (ii) such time as the Employee is employed by another employer on a full-time basis.

                  3.2 Upon an Involuntary Termination, an Employee shall be entitled to receive a severance payment in an amount equal to the product obtained by multiplying (a) the Employee's Compensation, and (b) 1/52 for each week of coverage derived from the table below:

                          --------------------------------------------------
                          If the Employee's       Weeks of Coverage
                          Salary Grade is:
                          --------------------------------------------------
                          1 - 10                  26
                          --------------------------------------------------
                          11 - 17                 40
                          --------------------------------------------------
                          18 or Greater           52
                          --------------------------------------------------


                  3.3 Notwithstanding any other provision of the Plan, the Company, by action of the General Counsel and the Vice President, Human Resources, may also award severance payments under the Plan for an Employee's termination that does not otherwise satisfy the eligibility requirements set forth or may in individual situations alter the amount, form and timing of severance payments otherwise provided. Discretionary severance payments for any Employee under this Section 3.3 shall not establish any precedent or right to payments for any other Employee, regardless of whether that Employee is similarly situated to the Employee receiving payments.

                  3.4 Severance payments made under the Plan are made in recognition of the permanent termination of the employment relationship between the Employee and the Company. Accordingly, such payments do not continue the employment relationship for the Severance Period or any other time period. Severance payments are not compensation for purposes of any pension or retirement program of the Company and the Severance Period is not service under such programs. However, former Employees are entitled to continue to participate in any group life, medical and dental insurance benefit plans maintained by the Company through the last day of their Severance Period under the Plan, and their participation in such plans shall continue thereafter in accordance with the terms of such plans and applicable law; provided, however, that, any such benefits during the Severance Period shall cease upon the Employee's obtaining subsequent full-time employment.

                  3.5 Within thirty (30) calendar days of his or her termination, the Company shall pay to an Employee any accrued but unused floating holidays or vacation, in accordance with existing Company policy governing such benefits.



SECTION 4.  PAYMENTS

                  4.1 An Employee's severance payments pursuant to Section 3 shall be paid in bi-monthly installments, equal in amount to the Employee's bi-monthly rate of Compensation (or such other amount established under Section 3.3), beginning on the first regular payroll date following such termination and ending upon the expiration of the Severance Period; provided, however, that, in the event of an Employee's Involuntary Termination following a Change in Control, all payments shall be made in a single lump sum cash payment, with no reduction for acceleration of payment, within thirty (30) calendar days after such Involuntary Termination. Upon a Change in Control, the Company within thirty (30) calendar days shall pay to any former Employee whose Severance Period has not expired all pending and unpaid severance payments due under
Section 3 of this Plan for which the Employee has not received payment via a lump sum cash payment with no reduction for acceleration of payment.

                  4.2 All severance payments provided for under this Plan shall be paid in cash from the general funds of the Company with whom the former Employee was employed; provided, however, that such payments shall be reduced by the amount of any payments made to the Employee or his or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Employee shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any persons. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                  4.3 The Company may deduct from severance payments any federal, state or local withholding or other taxes or charges which it is required to deduct under applicable laws.



SECTION 5.  AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

                  5.1 At any time prior to the occurrence, if any, of a Change in Control, the Board of Directors shall have the power to amend, suspend or terminate this Plan in whole or in part and for any reason and in any way, including for the purpose of reducing or eliminating benefits not then in pay status or restricting eligibility criteria.

                  5.2 Upon the occurrence of a Change in Control, and for a period of two years thereafter, this Plan may not be amended, suspended or terminated.



SECTION 6.  MISCELLANEOUS

                  6.1 Nothing contained in the Plan shall be construed to create a contract of employment or otherwise provide any Employee the right to be retained in the employment of the Company or any of its affiliated or associated corporations or affect the right of any such employer to dismiss any Employee.

                  6.2 If any former Employee to whom payments under the Plan are still due and payable dies, such remaining payments will be made to the beneficiary last designated under his or her Company-provided life insurance; and, if none, to his or her surviving spouse; and, if none, to his or her estate. When a payment is due under the Plan to a former Employee or other person who is unable to care for his or her affairs, unless a prior proper claim therefore has been made by a duly appointed legal representative, the payments may be made to his or her spouse, children, relative, an institution maintaining or having custody of the former Employee or other person, or any other person deemed by the Company to be the proper recipient on behalf of such former Employee or other person. Any such payment shall be in complete discharge of the liability under the Plan for payment to the former Employee or other person.

                  6.3 Except insofar as may otherwise be required by ERISA, no amount payable at any time under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind or in any manner be subject to the debts or liabilities of any person and any attempt so to alienate or subject any such amount, whether at the time or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under this Plan, or any part thereof, or if by reason of his or her bankruptcy or other occurrence at any time such amount would be made subject to his or her debts or liabilities or would otherwise not be enjoyed by him or her, then the Company, if it so elects, may direct that such amount be withheld and that the same amount or any part thereof be paid or applied to or for the benefit of such person, in such manner and proportion as the Company may deem proper.

                  6.4 The Company shall have general responsibility for the administration and interpretation of the Plan. The Vice President of Human Resources shall act on behalf of the Company in this regard as Plan Administrator, unless another Plan Administrator is appointed by action of the Board of Directors. The Plan Administrator may adopt such rules, policies and procedures as are deemed necessary for the proper administration of the Plan.

                  The Plan Administrator shall have such discretion, power and authority as is necessary to carry out the provisions of the Plan, including but not limited to the discretion, power and authority to construe and interpret the Plan; make determinations of fact with respect to application of the Plan and claims under the Plan; decide all questions of eligibility; and determine the amount, time and manner of payment of any Plan benefits.

                  The Plan Administrator and its delegates shall discharge their duties with respect to the Plan solely in the interest of the Plan participants and shall do so with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would have in the conduct of an enterprise of a like character and with like aims. The Plan Administrator shall at all times act in accordance with the terms and conditions of the Plan, any applicable law, and any authoritative rules, regulations, or judicial decisions which govern the operation and administration of the Plan.

                  6.5 Participants may make a claim for Plan benefits by filing a written application for benefits with the Plan Administrator, who shall make all determinations as to the right of any Participant to receive a benefit under the Plan and the amount of such benefit.

                  If a claim is wholly or partially denied, written notice of the decision shall be furnished by the Plan Administrator to the claimant within ninety (90) days after receipt of the claim, or, if special circumstances require an extension of time for processing the claim, within one hundred and eighty (180) days after receipt of the claim (in which case the claimant will be informed of the delay during the initial 90-day period). Such notice shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) an explanation of any additional material or information necessary for the claimant to perfect the claim and a statement of why such material or information is necessary; and (iv) an explanation of the Plan's appeal procedure. If the claim has not been granted and such notice is not furnished within the period of time specified above, the claim shall be deemed denied for the purpose of proceeding to appeal as described below.

                  If a claim is denied in whole or in part, the claimant shall have the right to request a full and fair review of the denial by the Retirement Committee, or by such other committee as may be appointed by the Board of Directors to serve hereunder. Such request must be made in writing and must be delivered to the Plan Administrator within sixty (60) days of receipt of the written notice of claim denial (or within sixty (60) days of the date on which such claim is deemed to be denied if notice is not received within the applicable time periods described above). In such review, the claimant or his/her duly authorized representative shall have the right to review any pertinent Plan documents and to submit any issues or comments in writing. In the sole discretion of the Retirement Committee, the Retirement Committee may arrange to meet personally with the claimant and/or the claimant's representative or have a hearing for the purpose of understanding the claimant's position and any related evidence which the claimant wishes to offer.

                  The Retirement Committee, within sixty (60) days after receipt of the request for review, or, in special circumstances such as where the Retirement Committee in its sole discretion finds there is a need to hold a hearing, within one hundred and twenty (120) days of receipt of the request for review (in which case, notice of the delay will be given to the claimant during the initial sixty (60) day period) shall give written notice of its decision to the claimant in writing. The notice shall be written in a manner calculated to be understood by the claimant, with specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                  If the claim has not been granted and the notice is not furnished within the period of time specified above, the claim shall be deemed to be denied.

                  If a Participant does not follow the claim and appeal procedure described above, then the right to appeal benefit determinations under the Plan is waived. In addition, all determinations by and decisions under the claim and appeal procedures are binding and conclusive as to such Participants.

                  6.6 If any provision of the Plan is determined to be invalid or unenforceable, the remaining Plan provisions shall remain in full force and effect (subject to the amendment and termination provisions of Sections 5.1 and 5.2) and shall be interpreted and construed without reference to the invalid provisions. The captions preceding the Sections of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of this Plan.

                  6.7 This Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York to the extent permitted by ERISA.

                  6.8 This Plan is effective with respect to Eligible Employees whose termination of employment with the Company occurs on or after November 6, 1997. With respect to those Employees, except for any individual agreements, this Plan constitutes the entire Company severance pay obligation, and it supersedes all other or prior separation or severance pay plans, policies or programs, oral or written.

                                    APPENDIX

                  Required Summary Plan Description Information

                  The Orange and Rockland Utilities, Inc. Severance Pay Plan is a welfare benefit plan providing severance payments to eligible Employees.

Name and Address of Plan Sponsor:                           Name, Address and Phone Number of Plan Administrator:
Orange and Rockland Utilities, Inc.                         Vice President of Human Resources
One Blue Hill Plaza                                         Orange and Rockland Utilities, Inc.
Pearl River, NY  10965                                      One Blue Hill Plaza
                                                            Pearl River, NY  10965
                                                            (914) 352-6000

Employer Identification Number:                             Plan Number:
13-1727729                                                  511

Agent Designated for Acceptance of Legal                    Plan Year:
Process:                                                    Calendar Year (January 1-December 31)
The Plan Administrator is the agent
for service of legal process for matters
concerning the Plan, at the address shown
above.



                            Statement of ERISA Rights

                  "As a participant in this plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

                  "Examine, without charge, at the plan administrator's office and at other specified locations, such as worksites and union halls, all plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions."

                  "Obtain copies of all plan documents and other plan information upon written request to the plan administrator. The administrator may make a reasonable charge for the copies."

                  "Receive a summary of the plan's annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary annual report."

                  "In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called 'fiduciaries' of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part you must receive a written explanation of the reason for denial. You have the right to have the plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. If you have any questions about your plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest

Area Office of the U.S. Labor-Management Services Administration, Department of Labor."